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                                     EXHIBIT 23.1


                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the use of our report dated February 16, 1996 (except with respect to Note 15 as to which the date is March 29, 1996) of Alpha Hospitality Corporation and our report dated February 4, 1994 of Bryanston Group, Inc. in this post-effective Amendment No. 1 to the Registration Statement of Alpha Hospitality Corporation (Registration No. 333-3606) on Form S-1 appearing in the Prospectus.

We also consent to the reference to our Firm under the heading "Experts" in such Prospectus.




/S/ ROTHSTEIN, KASS & COMPANY, P.C.
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ROTHSTEIN, KASS & COMPANY, P.C.

Roseland, New Jersey
January 24, 1997